Exhibit 99.1

Quality People. Building Solutions. NYSE: FIX March 6, 2020

SAFE HARBOR

Certain statements and information in this presentation may constitute forward-looking statements regarding our future business expectations, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. The words "believe," "expect," "anticipate," "plan," "intend," "foresee," "should," "would," "could," or other similar expressions are intended to identify forward-looking statements, which are generally not historic in nature. These forward-looking statements are based on the current expectations and beliefs of Comfort Systems USA, Inc. and its subsidiaries (collectively, the "Company") concerning future developments and their effect on the Company. While the Company's management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting the Company will be those that it anticipates. All comments concerning the Company's expectations for future revenue and operating results are based on the Company's forecasts for its existing operations and do not include the potential impact of any future acquisitions. The Company's forward-looking statements involve significant risks and uncertainties (some of which are beyond the Company's control) and assumptions that could cause actual future results to differ materially from the Company's historical experience and its present expectations or projections.

Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: the use of incorrect estimates for bidding a fixed-price contract; undertaking contractual commitments that exceed the Company's labor resources; failing to perform contractual obligations efficiently enough to maintain profitability; national or regional weakness in construction activity and economic conditions; financial difficulties affecting projects, vendors, customers, or subcontractors; the Company's backlog failing to translate into actual revenue or profits; failure of third party subcontractors and suppliers to complete work as anticipated; difficulty in obtaining or increased costs associated with bonding and insurance; impairment to goodwill; errors in the Company's percentage-of-completion method of accounting; the result of competition in the Company's markets; the Company's decentralized management structure; material failure to comply with varying state and local laws, regulations or requirements; debarment from bidding on or performing government contracts; shortages of labor and specialty building materials; retention of key management; seasonal fluctuations in the demand for mechanical or electrical systems; the imposition of past and future liability from environmental, safety, and health regulations including the inherent risk associated with self-insurance; adverse litigation results; an increase in our effective tax rate; an information technology failure or cyber security breach; and other risks detailed in our reports filed with the Securities and Exchange Commission (the "SEC").

For additional information regarding known material factors that could cause the Company's results to differ from its projected results, please see its filings with the SEC, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events, or otherwise.

NON-GAAP MEASURES

Certain measures in this presentation are not measures calculated in accordance with generally accepted accounting principles ("GAAP"). They should not be considered a replacement for GAAP results. Non-GAAP financial measures appearing in these slides are identified in the footnote. See the Appendices for a reconciliation of these non-GAAP measures to the most comparable GAAP financial measures.

COMFORT SYSTEMS USA

Comfort Systems USA 2 • Leading mid - market mechanical, electrical and plumbing (“MEP”) installation and service provider • $2.6B yearly revenue • 12,000 employees • 35 operating companies • Balanced construction & service portfolio

National Footprint 3 134 locations | 115 cities | 12,000 employees

Investment Thesis 4 • Strong free cash flow and low capital requirements • Consistent Capital allocation • Multiple opportunities for growth • Strong Balance Sheet • Record of accretive acquisitions

Our Markets 5 Light Commercial Commercial Residential Light Industrial Industrial Heavy Industrial Heavy Commercial Every Building You See … … Needs What We Do

New Construction Existing Building Construction Service Projects Service Calls, Maintenance & Monitoring Revenue Breakdown 6 Activity FY2019 Revenue = $2.62B 9% 15% 46% 30% Health Care 14% Education 16% Government 6% Industrial 34% Office Building 13% Other 8% Retail / Restaurant / Entertainment 9% Market Sector

Diverse Project Mix 7 4,734 580 133 48 0 500 1,000 1,500 2,000 2,500 3,000 3,500 4,000 4,500 5,000 <$1M $1 – $5M $5-$15M >$15M Number of Projects Average Project Size: $0.8 M | Average Project Length: 6 – 9 months (Information as of December 31, 2019)

Construction Backlog 8 $763 $948 $1,166 $1,602 $0 $200 $400 $600 $800 $1,000 $1,200 $1,400 $1,600 2016 2017 2018 2019 ($ in millions)

Service Maintenance Base 9 $111 $116 $123 $127 $0 $25 $50 $75 $100 $125 2016 2017 2018 2019 ($ in millions)

Recent Financial Performance 10 Three Months Ended Twelve Months Ended ($ in millions, except per share information) 12/31/19 12/31/18 12/31/19 12/31/18 Revenue $719.6 $588.4 $2,615.3 $2,182.9 Net Income $34.1 $25.2 $114.3 $112.9 Diluted EPS $0.92 $0.67 $3.08 $3.00 Adjusted EPS (1) $0.92 $0.67 $3.08 $2.93 Adjusted EBITDA (2) $59.1 $49.7 $213.5 $192.0 Operating Cash Flow $42.3 $79.2 $142.0 $147.2 (1) Adjusted EPS is a non - GAAP financial measure. Adjusted EPS excludes goodwill impairments, tax valuation allowances and tax expe nse (benefit) for the corporate tax rate reduction and tax accounting method change. See Appendix III for a GAAP reconciliation to Adjusted EPS. (2) Adjusted EBITDA is a non - GAAP financial measure. See Appendix I for a GAAP reconciliation to Adjusted EBITDA.

Historical Financial Summary ($ in millions, except per share information) 11 (1) Adjusted EPS is a non - GAAP financial measure. Adjusted EPS excludes goodwill impairments, tax valuation allowances and tax expe nse (benefit) for the corporate tax rate reduction and tax accounting method change. See Appendix III for a GAAP reconciliation to Adjusted EPS. (2) Adjusted EBITDA is a non - GAAP financial measure. See Appendix II for a GAAP reconciliation to Adjusted EBITDA. $0 $300 $600 $900 $1,200 $1,500 $1,800 $2,100 $2,400 $2,700 $3,000 2016 2017 2018 2019 Revenue $0 $20 $40 $60 $80 $100 $120 $140 $160 2016 2017 2018 2019 Operating Cash Flow $0.00 $0.40 $0.80 $1.20 $1.60 $2.00 $2.40 $2.80 $3.20 $3.60 2016 2017 2018 2019 Adjusted EPS (1) $0 $50 $100 $150 $200 $250 2016 2017 2018 2019 Adjusted EBITDA (2) CAGR = 16.97% CAGR = 21.43% CAGR = 18.91% CAGR = 15.90%

Adjusted EPS / Stock Price History 12 $- $10.00 $20.00 $30.00 $40.00 $50.00 $60.00 $- $0.50 $1.00 $1.50 $2.00 $2.50 $3.00 $3.50 2014 2015 2016 2017 2018 2019 Adjusted EPS at 12/31* Stock Price at 12/31 ` Adjusted EPS at 12/31* Stock Price at 1 2/ 31 *Adjusted EPS is a non - GAAP financial measure. Adjusted EPS excludes goodwill impairments, tax valuation allowances and tax expense (benefit) for the corporate tax rate reduction and tax accounting method change. See Appendix III for a GAAP reconciliation to Adjusted EPS.

Focus on Cash Flow • Positive free cash flow for 21 consecutive years • Increased dividend for 7 consecutive years • Debt/TTM EBITDA = 1.06 • $50.8M cash at December 31, 2019 • $226.1M total debt at December 31, 2019 • Debt capacity – $178.0M borrowings at 12/31/19 – $600M senior credit facility – 2025 maturity 13

Profile for Growth 14 Time Earnings

15 Consistent Capital Allocation ($ in thousands) $45,034 70% $10,906 17% $8,749 13% Average 2006 - 2019 Acquisitions Share Repurchases Dividends $64,689 $56,273 $- $10,000 $20,000 $30,000 $40,000 $50,000 $60,000 $70,000 Free Cash Flow Disc Spending

Our Strengths 16 • Consistent free cash flow • Strong Balance Sheet • Acquisition record • Leading innovation • Positioned for growth

Thank You 17 134 Locations 35 operating companies across America at 134 locations in 115 cities 12,000 of the most qualified HVAC and electrical contracting personnel in America 12,000 Employees $2.6 Billion $2.6 billion in yearly revenue Contact: Bill George Executive Vice President & CFO 1 - 800 - 723 - 8431 Bill.George@comfortsystemsusa.com www.comfortsystemsusa.com

Appendix I – GAAP Reconciliation to Adjusted EBITDA

	Three Months Ended December 31,		Twelve Months Ended December 31,	
($ in thousands)	2019	2018	2019	2018
Net Income	$34,052	$25,156	$114,324	$112,903
Provision for Income Taxes	11,079	9,307	37,418	35,773
Other (Income) Expense, net	(20)	(79)	(187)	(4,141)
Changes in the Fair Value of Contingent Earn-out Obligations	(933)	2,559	2,991	2,066
Interest Expense, net	2,376	1,089	9,093	3,637
Gain on Sale of Assets	(582)	(315)	(1,701)	(945)
Depreciation and Amortization	13,129	11,957	51,572	42,689
Adjusted EBITDA	$59,101	$49,674	$213,510	$191,982

Note: The Company defines adjusted earnings before interest, taxes, depreciation and amortization ("Adjusted EBITDA") as net income, provision for income taxes, other expense (income), net, changes in the fair value of contingent earn-out obligations, interest expense, net, gain on sale of assets, goodwill impairment and depreciation and amortization. Other companies may define Adjusted EBITDA differently. Adjusted EBITDA is presented because it is a financial measure that is frequently requested by third parties. However, Adjusted EBITDA is not considered under generally accepted accounting principles as a primary measure of an entity's financial results, and accordingly, Adjusted EBITDA should not be considered an alternative to operating income, net income, or cash flows as determined under generally accepted accounting principles and as reported by the Company.

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COMFORT SYSTEMS USA

Appendix II – GAAP Reconciliation to Adjusted EBITDA

(Historical)

	Year Ended December 31,					
($ in thousands)	2014	2015	2016	2017	2018	2019
Net Income Including Non-controlling Interests	$28,599	$57,440	$64,896	$55,272	$112,903	$114,324
Discontinued Operations	15	-	-	-	-	-
Provision for Income Taxes	11,614	31,224	36,165	45,666	35,773	37,418
Other Expense (Income), net	(91)	(76)	(1,097)	(1,049)	(4,141)	(187)
Changes in the Fair Value of Contingent Earn-out Obligations	245	(225)	(731)	(3,715)	2,066	2,991
Interest Expense, net	1,840	1,681	2,336	3,086	3,637	9,093
Gain on Sale of Assets	(830)	(880)	(761)	(670)	(945)	(1,701)
Goodwill Impairment	727	-	-	1,105	-	-
Depreciation and Amortization	21,336	23,416	26,166	37,456	42,689	51,572
Adjusted EBITDA	$63,455	$112,580	$126,974	$137,151	$191,982	$213,510

Note: The Company defines adjusted earnings before interest, taxes, depreciation and amortization ("Adjusted EBITDA") as net income including non-controlling interests, excluding discontinued operations, provision for income taxes, other expense (income), net, changes in the fair value of contingent earn-out obligations, interest expense, net, gain on sale of assets, goodwill impairment and depreciation and amortization. Other companies may define Adjusted EBITDA differently. Adjusted EBITDA is presented because it is a financial measure that is frequently requested by third parties. However, Adjusted EBITDA is not considered under generally accepted accounting principles as a primary measure of an entity's financial results, and accordingly, Adjusted EBITDA should not be considered an alternative to operating income, net income, or cash flows as determined under generally accepted accounting principles and as reported by the Company.

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COMFORT SYSTEMS USA

Appendix III – GAAP Reconciliation to Adjusted EPS
(Historical)

	Year Ended December 31,					
	2014	2015	2016	2017	2018	2019
Diluted income per share from continuing operations attributable to Comfort Systems USA, Inc.	$0.61	$1.30	$1.72	$1.47	$3.00	$3.08
Goodwill impairment	0.01	-	-	0.02	-	-
Tax valuation allowances and tax expense (benefit) for the corporate tax rate reduction and tax accounting method change	(0.08)	-	-	0.25	(0.07)	-
Diluted income per share from continuing operations attributable to Comfort Systems USA, Inc. excluding goodwill impairment, tax valuation allowances, tax expense (benefit) for the corporate tax rate reduction and tax accounting method change and out of period adjustment	$0.54	$1.30	$1.72	$1.74	$2.93	$3.08

Note 1: Diluted income per share from continuing operations attributable to Comfort Systems USA, Inc., excluding goodwill impairment, tax valuation allowances, tax expense (benefit) for the corporate tax rate reduction and tax accounting method change and out of period adjustments are presented because the Company believes it reflects the results of the core ongoing operations of the Company, and because we believe it is responsive to frequent questions we receive from third parties. However, this measure is not considered a primary measure of an entity's financial results under generally accepted accounting principles, and accordingly, this amount should not be considered an alternative to operating results as determined under generally accepted accounting principles and as reported by the Company.

Note 2: Net income (loss) from continuing operations attributable to Comfort Systems USA, Inc. is income (loss) from continuing operations less net income attributable to non-controlling interests.

Note 3: The tax rate on these items was computed using the pro forma effective tax rate of the Company exclusive of these charges.

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COMFORT SYSTEMS USA